Exhibit 99.1

October 10, 2025

Datavault AI Regains Compliance with Nasdaq Minimum Bid Price Requirement

BEAVERTON, Ore., Oct. 10, 2025 (GLOBE NEWSWIRE) -- via IBN -- Datavault AI Inc. (Nasdaq: DVLT), a leader in secure data tokenization and Web 3.0 innovations, today announced that it has received official notification from The Nasdaq Stock Market LLC ("Nasdaq") confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) relating to the minimum bid price requirement for its common stock.

According to Nasdaq's notice, Datavault AI's common stock maintained a closing bid price of at least $1.00 per share for ten consecutive trading days, from September 26, 2025 to October 9, 2025. As a result, Nasdaq has determined that Datavault AI has satisfactorily met the requirements to continue its listing on the Nasdaq Capital Market. No further actions are required by the Company in connection with this matter.

Datavault AI initially disclosed on May 6, 2025, that it had received notification from Nasdaq regarding a deficiency in meeting the continued listing standards. The successful resolution of this issue underscores Datavault AI’s commitment to maintaining its listing status and delivering value to shareholders.

"We appreciate the support and confidence of our investors as we continue to execute our business strategy and advance our innovative technology solutions," said [CEO Name], Chief Executive Officer of Datavault AI. "Regaining compliance with Nasdaq’s listing requirements is an important milestone for the Company and reflects our ongoing dedication to operational excellence and shareholder value."

For additional information, please visit www.dvlt.ai or contact Investor Relations at 800.491.9665 or datavaultinvestors@allianceadvisors.com.

About Datavault AI Inc.

Datavault AITM (Nasdaq: DVLT) is at the forefront of AI-driven data experiences, valuation, and monetization. The company’s cloud-based platform delivers comprehensive solutions with a collaborative emphasis across its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO®, and Sumerian® patented technologies, along with industry-leading foundational spatial and multichannel wireless HD sound transmission technologies, including IP for audio timing, synchronization, and multichannel interference cancellation. The Data Science Division harnesses high-performance computing to offer solutions for experiential data perception, valuation, and secure monetization. Datavault AI's cloud-based platform serves diverse industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® (IDE) enables Digital Twins and licensing of name, image, and likeness (NIL) by securely linking physical real-world objects to immutable metadata, promoting responsible AI with integrity. Datavault AI’s technology suite is fully customizable, featuring AI and Machine Learning (ML) automation, third-party integrations, detailed analytics, marketing automation, and advertising monitoring. The company is headquartered in Beaverton, OR. Learn more at www.dvlt.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Words such as "expect," "will," "anticipates," "continues" and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, strategy, future revenue expectations, licensing initiatives, patent initiatives as well as the successful implementation of the patented technologies, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: our ability to successfully utilize all intellectual property that has been issued and granted Notices of Allowance; risks regarding our ability to utilize the assets we acquire to successfully grow our market share; risks regarding our ability to open up new revenue streams as a result of the various patents mentioned in this press release; our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; the degree to which our licensees implement our technologies into their products, if at all; the timeline to any such implementation; risks related to technology innovation and intellectual property, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this communication based on new information, future events, or otherwise, except as required by law.

Investor Contact

800.491.9665

datavaultinvestors@allianceadvisors.com

Source: Datavault AI Inc.